                                                                   EXHIBIT 10.1



                                      LEASE


         THIS LEASE, made this _____ day of August, 1994, between TECHNOLOGY PARK/ATLANTA, INC., a Georgia corporation having an office at 40 Technology Parkway, Suite 300, Norcross, Georgia 30092 (herein called "Lessor"), and MELITA INTERNATIONAL CORPORATION, a Georgia corporation having an office at 6630 Bay Circle, Norcross, Georgia 30071 (herein called "Lessee");

                                WITNESSETH: That,

         WHEREAS, Lessor is the owner of that certain tract of land containing approximately 6.9 acres and described on Exhibit "A", attached hereto and by this reference incorporated herein and made a part hereof (herein called the "Land) on which Lessor proposes to construct a building as hereinafter provided (herein called the "Building"); and

         WHEREAS, Lessee wishes to lease from Lessor the Land and Building (herein collectively called the "Premises") and Lessor wishes to lease to Lessee the Premises, on the terms and conditions hereinafter provided;

         NOW, THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the Premises. Lessee hereby acknowledges that except as expressly provided herein Lessor has not made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business. No easement for light or air is included in the Premises.

         FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

1. TERM. The term (herein called the "Lease Term") of this Lease shall commence on the earlier of (herein called the "Commencement Date "):
(i) the date on which Lessee occupies the Building with Lessor's consent or
(ii) the later of April 1, 1995 or the date on which the Building is "substantially complete" (as hereinafter defined); and unless sooner terminated pursuant to the provisions hereof the Lease Term shall terminate at 11:59 p.m. on the date (herein called the "Expiration Date") next preceding the date that is ten (10) years, six (6) months after the Commencement Date. After the Commencement Date and on the request of either Lessor or Lessee, Lessor and Lessee shall execute a written agreement setting forth the Commencement Date and the Expiration Date. Lessor covenants to and with Lessee that so long as Lessee pays Annual Base Rental and Base Rent (each as hereinafter defined), Lessee shall have the peaceable and quiet enjoyment to the possession of the Premises, subject, however, to the terms of this Lease.




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2.       RENT.

         2.1 The annual base rental (herein called "Annual Base Rental") for the Premises shall be as follows for each respective Lease Year (as hereinafter defined) and shall be payable in equal monthly installments (herein called "Base Rent") payable in advance on the first day of each and every calendar month during the Lease Term commencing on the date that is six (6) months after the Commencement Date (herein called the "Rental Commencement Date"):

Lease Year 1                          Annual Base Rental of $542,599.20
                                      Base Rent per month of $45,216.60

Lease Year 2                          Annual Base Rental of $542,599.20
                                      Base Rent per month of $45,216.60

Lease Year 3                          Annual Base Rental of $553,451.18
                                      Base Rent per month of $46,120.93

Lease Year 4                          Annual Base Rental of $564,520.21
                                      Base Rent per month of $47,043.35

Lease Year 5                          Annual Base Rental of $575,810.61
                                      Base Rent per month of $47,984.22

Lease Year 6                          Annual Base Rental of $587,326.82
                                      Base Rent per month of $48,943.90

Lease Year 7                          Annual Base Rental of $599,073.36
                                      Base Rent per month of $49,922.78

Lease Year 8                          Annual Base Rental of $611,054.83
                                      Base Rent per month of $50,921.24

Lease Year 9                          Annual Base Rental of $623,275.92
                                      Base Rent per month of $51,939.66

Lease Year 10                         Annual Base Rental of $635,741.44
                                      Base Rent per month of $52,978.45


As used in this Section 2.1, the term "Lease Year" shall mean a period of time, and the first Lease Year shall commence on the first day of the calendar month following the Rental Commencement Date (herein called the "Lease Year 1 Commencement") (unless the Rental Commencement Date is the first day of a calendar month in which case the Rental Commencement Date shall be the Lease Year 1 Commencement) and shall end on the last day of the calendar month preceding the calendar month in which the first anniversary of the Lease Year 1 Commencement occurs. During the period of the Rental Commencement Date until Lease


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Year 1 Commencement, Lessee shall pay Base Rent at the same rate as Lease Year
1. Each succeeding Lease Year shall commence on the day immediately following the last day of the immediately preceding Lease Year and shall end on the day that is the anniversary of the date on which the previous Lease Year ended. Base Rent shall be prorated at the rate of 1/30th of the Base Rent for any partial month.

         2.2 Lessee shall pay the Base Rent and any other amounts payable by Lessee to Lessor under the terms hereof (herein collectively called the "Amounts Due") promptly at the times and in the manner herein specified without deduction, setoff, abatement, counterclaim, or defense except as expressly set forth herein. If any installment of Base Rent is not received by Lessor on or before the date that is five (5) days after the date on which it is due, Lessee shall pay Lessor interest on such Base Rent from the date on which it was due until the date it is actually paid at a rate per annum equal to the lesser of
(i) the prime rate of interest announced by Wachovia Bank of Georgia, N.A., or its successors, plus five percent (5%) or (ii) the maximum rate permitted by applicable law. The interest shall be due and payable at the time of actual payment of the Base Rent. Any Base Rent payable to Lessor by Lessee shall be paid in cash or by check at the office of Lessor, Suite 300, 40 Technology Park, Norcross, Georgia 30092, or at such other place or places as Lessor may from time to time designate in writing.

         2.3 The Annual Base Rental amounts set forth in Section 2.1 hereof are based upon Lessor's architect's calculation of 100,965 square feet of space in the Premises (herein called the "Calculation") as calculated in accordance with the Building Owners and Managers Association (herein called "BOMA") industry standards where an entire building is leased to a single tenant. Lessee shall have the right to object to the Calculation by delivering written notice to Lessor within ten (10) days after the Commencement Date, failing which Lessee shall be deemed to have agreed the Calculation is correct. If Lessee objects to the Calculation within said ten (10) day period, Lessor and Lessee shall work together to confirm and adjust the actual square feet in the Premises, and after the square feet of the Premises has finally been determined, Lessor and Lessee shall execute a certificate stipulating and agreeing to the same. If the square footage so determined is less than 100,965 then the Annual Base Rental shall be reduced accordingly. The square feet of the Premises and the Annual Base Rental as so agreed to between Lessor and Lessee shall replace the square footage of area of the Premises and the Annual Base Rental set forth above and shall be deemed to be the net area of the Premises and the Annual Base Rental for all purposes under this Lease. All payments of Annual Base Rental and all other payments of rent and other sums of money required of Lessee herein shall be made as and when required herein, notwithstanding any unresolved objections to the Calculation. All such payments shall be based upon the Calculation prepared by Lessor's architect until such objections have been finally resolved, whereupon any overpayment theretofore made shall be adjusted by reducing the next installment of Base Rent coming due.

3. FINANCIAL STATEMENTS. Upon request by Lessor, Lessee shall provide Lessor with copies of its audited annual financial statements, prepared in accordance with generally accepted accounting principles and which shall demonstrate that Lessee is financially able to satisfy its obligations hereunder. Lessor shall not deliver such financial statements of Lessee to



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any third party without first obtaining a confidentiality agreement reasonably acceptable to Lessee from such third party.

4.       USE:  OPERATION.

         4.1 Lessee shall use the Premises only for office, research, development and for product assembly, storage and distribution, and for no other purpose without the prior written consent of Lessor. Lessee shall operate its business in the Premises during the entire Lease Term and in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force and all applicable laws, ordinances and regulations hereafter enacted; provided, however, that Lessee shall not be required to comply with any amendments hereinafter made to the Protective Covenants (as hereinafter defined) or any other restrictive covenants existing as of the date hereof and encumbering the Premises if such amendments impose a greater restriction on the use or development of the Premises. Lessee will not permit, create, or maintain any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises which has a tendency to annoy or disturb any persons occupying adjacent premises.

         4.2 Lessee shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only at the loading dock area of the Building or such other dock area as Lessor may designate; provided that packages and other goods the delivery of which to other entrances will not harm or otherwise damage the paint, finish or any other aspect of the Building may be delivered to any door of the Building. Lessee hereby agrees to remove within five (5) days of receiving notice from Lessor any goods or materials delivered to or sent from the Premises stored on, accumulated on or obstructing the loading dock area, trash bay, sidewalks, driveways, parking areas, or entrances of the Building.

         4.3 Lessee shall not perform or permit any work to be done on the loading dock (on the exterior of the Building), sidewalks, driveways, parking areas, or landscaped areas of the Premises without obtaining the prior written consent of Lessor, which shall not be unreasonably withheld.

         4.4 Lessee shall not use, handle, store, deal in, discharge, or fabricate in violation of any local, state, or federal environmental protection legislation or regulation any environmentally hazardous wastes or materials as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto.

5. NET LEASE: MANAGEMENT FEE. This Lease shall be a completely net lease and Lessee shall pay to Lessor, net throughout the Lease Term, the Annual Base Rental and other Amounts Due, free of any offset, abatement or other deduction whatsoever and without notice except as allowed pursuant to the express terms of this Lease. Lessor shall not be required to make any payment of any kind whatsoever with respect to the Premises, except as may be expressly set forth herein. Additionally, Lessee shall pay Lessor a monthly management fee


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equal to one percent (1.0%) of Lessee's then applicable Base Rent, which shall be paid by Lessee in the same manner and at the same time as Base Rent.

6.       UTILITIES AND SERVICES.

         6.1 Lessee shall pay during the Lease Term the costs of all utilities furnished to the Premises, including, without limitation, water, gas, electricity, sewer and refuse disposal to the extent required by Lessee or applicable law. Lessor warrants that such utilities are available to the Premises over public rights of way or valid private easements and will be available for Lessee's use on the Commencement Date to the extent necessary for Lessee to operate the Premises in accordance with Section 4 hereof without requirement by Lessee to pay any hook-up charges and upon payment of only normal and customary usage charges. Lessee shall be solely responsible for the payment of all telephone and cable charges incurred by Lessee, including, without limitation, the cost of installation at the Premises of all telephone and cable equipment which shall be installed at the request of Lessee. The furnishing of and cost of janitorial services for the Premises shall be the sole responsibility of Lessee.

         6.2 Lessor shall not be held liable for any damage or injury suffered by Lessee, resulting directly, indirectly, approximately or remotely from the installation, use or interruption of any utility service to the Premises or the Building, including, without limitation, temporary failure to supply any heating, air conditioning, electrical, water or sewer services, or any of them, and in particular any interruption in service by any cause beyond the immediate control of Lessor except as expressly provided herein. Nothing herein shall be deemed to release Lessor from any liability for any damage or injury suffered or incurred as a result of Lessor's negligence or willful misconduct. No temporary failure to provide services shall relieve Lessee from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay Base Rent or any other Amount Due in the manner and amounts, and promptly at the times, as herein set forth unless caused by the negligence or willful misconduct of Lessor. Further, the parties acknowledge that the temporary failure to provide such services for any reason shall not render the Premises untenantable unless caused by the negligence or willful misconduct of Lessor.

7.       MAINTENANCE.

         7.1 Lessor shall keep the roof, foundation, load bearing interior walls and exterior walls (including glass therein) of the Building in good repair, except as to damage arising from the acts of Lessee or Lessee's agents, employees, invitees or licensees. On or before the Commencement Date, Lessor shall deliver to Lessee a certificate of warranty issued by a third party termite exterminating company stating that the Building (including the foundation of the Building) has been properly treated for termites. Except as otherwise provided in this Section 7.1, Section 7.5 and Section 40 hereof, Lessor shall not be obligated to maintain or make any repairs or replacements to the Premises or the Building during the Lease Term except for latent defects to the Building which shall be the responsibility of Lessor (provided that Lessor may pursue any warranty or guaranty relating thereto), and Lessee covenants and agrees to assume all responsibility of repair and maintenance of the Premises which is not the responsibility of Lessor under this Section 7.1, Section 7.5 or under Section 40 hereof.



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         7.2 Upon the Commencement Date, Lessee shall accept and occupy the
Premises for its intended use, and, except as otherwise provided in Section 7.1 hereof, Lessee shall, at its sole cost, risk, expense and liability, keep and maintain the Premises in good order and repair (including, without limitation, annual treatment of the Building and foundation thereof for termite infestation, provided that other than enforcing Lessee's termite bond on the Building Lessee shall not have any obligation for the repair of termite related damage to the Building), and in compliance with all applicable governmental codes, ordinances and regulations; provided, however, Lessee shall not be responsible for (i) environmental conditions existing on the Premises prior to the Commencement Date, unless caused by Lessee or (ii) compliance with governmental codes, ordinances and regulations applicable to the initial construction and completion of the Premises as provided in Section 40 hereof which were in effect as of the Commencement Date. Lessee shall also (i) keep all sewer and utility lines of the Building, including, without limitation, all sewer connections, plumbing, heating, ventilating and air conditioning equipment and appliances, wiring and glass, in good order and repair; (ii) provide janitorial services for the Building as required by Lessee; (iii) keep the Premises reasonably free from all litter, dirt, debris and obstructions and in a clean and sanitary condition;
(iv) maintain the lawns, gardens, sidewalks, driveway and parking lots at the Premises in a clean and! orderly manner and (v) provide Lessor with copies of all maintenance agreements and all quarterly reports of service records.

         7.3 At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and the keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission of Lessee, and ordinary wear and tear only, excepted.

         7.4 Nothing in this Section 7 shall be deemed to relieve Lessee or Lessor from any liability which Lessee or Lessor, respectively, may have to the other, under the terms of this Lease or otherwise, on account of any damage as may be caused to the Premises or the Building by the negligence or misconduct of Lessee or Lessor, respectively, or its agents, employees, invitees or licensees.

         7.5 Upon substantial completion of the Premises, Lessor shall and does hereby make to Lessee the same warranties relating to the construction of the Premises, and all parts thereof, as Lessor expressly receives from its contractor in its construction contract (Lessor shall obtain all such warranties as are customarily obtained from construction contractors for the construction of projects similar to the Premises). Lessor shall repair and replace or shall cause to be repaired and replaced all such portions of the Premises covered by such warranties upon the same terms and condition as provided in the warranties. Lessee shall be entitled to enforce all such warranties directly against Lessor on the same terms and conditions as Lessor may enforce against the maker of such warranty. Promptly after Lessor shall have commenced construction of the Premises Lessor shall provide Lessee with a list of all such warranties and a copy of the contract or other document setting forth the terms of the warranty.



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8.       FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of failure of power, restrictive government laws or regulations, riots, insurrection, war, or periods of inclement and adverse weather conditions beyond or in excess of the average inclement and adverse weather conditions for the time period in question or other reason of a like nature other than finance not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay, provided, however, (i) that such extension shall only apply to the extent that the party seeking such extension continuously complies with the next sentence and (ii) that in no event shall such extension exceed ninety (90) days. If either party hereto is hindered or delayed by reason of force majeure as provided above, the party so affected shall give prompt notice of such force majeure and shall use good faith and reasonably diligent efforts to end the force majeure or perform its obligations hereunder in an alternative manner which is acceptable to the other party hereto. The provisions of this
Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Lessee hereunder, or operate to excuse Lessee from prompt payment of any Amount Due required by the terms of this Lease; provided however, nothing herein shall obligate the Lessee to begin the payment of Rent prior to the Rental Commencement Date of this Lease.

9.       PROPERTY AND LIABILITY INSURANCE.

         9.1 Lessee shall obtain prior to the Commencement Date and shall maintain and keep in full force and effect, or in the event that Lessor is able to obtain lower insurance rates Lessee at its option may cause Lessor to obtain and maintain and keep in full force and effect (at the sole cost and expense of Lessee), with Lessor and Lessor's mortgagees, Lessee and Lessee's lenders, named as insureds therein as their respective interests may appear, the following types and kinds of insurance:

             9.1.1 Insurance against damage by fire, lightning and explosion with extended coverage, upon the Premises and the Building, including all improvements, fixtures and property of every description and kind owned by Lessor or which could be owned by Lessor at the conclusion of the Lease Term and located in the Building, including, without limitation, fittings, installations, alterations, additions, partitions and fixtures owned by Lessor, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. In the event of any damage of the type insured against under this subsection 9.1.1, all insurance proceeds for such damage shall be paid to Lessor and Lessor's mortgagees.

             9.1.2 Rent insurance against loss of income arising out of damage or destruction by fire, lightning, vandalism and malicious mischief and such other hazards as are required to be insured pursuant to subsection 9.1.1 hereof, in an amount not less than one hundred percent (100%) of twelve (12) months gross rental income from the Premises. Any proceeds from such rent insurance shall be paid to Lessor.



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         9.2 Lessee shall comply with all applicable insurance regulations and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building or cause such insurance to be canceled or suspended. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled or the coverage thereunder reduced or threatened in writing to be reduced, by reason of the use and occupation of the Premises by Lessee or by any assignee or subtenant of Lessee and if Lessee fails to remedy the condition giving rise to the cancellation or reduction or threat thereof within the later of (i) fifteen (15) days prior to the DATE (as such date may be extended by such insurer) set by such insurer as being the date on which such insurance shall be canceled or reduced or (ii) twenty-four (24) hours after notice thereof by Lessor, Lessor may, at its option, do any one of the following:

             9.2.1 Declare a default by Lessee, and thereupon the provisions of Section 12 shall apply; or

             9.2.2 Enter upon the Premises and remedy the condition giving rise to the cancellation or reduction or threat thereof. In such event, Lessee shall immediately pay the cost thereof to Lessor as additional rent, and if Lessee fails to pay such cost, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the Premises reasonably resulting from the reentry unless such damage or injury is caused by Lessor's negligence.

         Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor other than those set forth in this
Section 9 or those with the same types of coverage as set forth in this Section
9.

         9.3 All insurance policies shall be taken out with companies acceptable to Lessor licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Lessor. The insurance may be by blanket insurance policy or policies. Such insurance policies may provide for deductible amounts from the coverages afforded thereby in amounts of no less than Five Thousand Dollars ($5,000.00). Lessee shall within fourteen (14) days of receipt from Lessee's insurance company deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Lessor. Certificates evidencing renewals shall be delivered to Lessor no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Lessor and Lessor's mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof.

         9.4 Lessor and Lessee shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and Lessee and Lessor shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies. Lessee shall obtain with respect to all insurance policies taken out by Lessee regarding the Premises or Lessee's property located therein, a waiver of Lessee's insurance carriers subrogation rights against Lessor, in the insurance



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policy itself or on a standard form of waiver issued by Lessee's insurance carrier. Lessor shall obtain with respect to all insurance policies taken out by Lessor relating to the Premises, or Lessor's property therein, a waiver of Lessor's insurance carrier's subrogation rights against Lessee, in the insurance policy itself or on a standard form of waiver issued by Lessor's insurance carrier.

         9.5 Lessee shall be solely responsible for the payment of the premiums for all policies of insurance which are required to be maintained by Lessee under this Section 9 or by Lessor at the request of Lessee. All such premiums shall be paid by Lessee to the companies issuing such insurance policies prior to the due date thereof of the invoice for the same.

         9.6 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain and keep in force and effect, with Lessee, Lessor and Lessor's mortgagees named as additional insureds therein as their respective interests may appear, comprehensive general liability insurance with respect to the ownership, maintenance and operation of the Premises having a combined single limit of liability of not less than $1,000,000.00 and an umbrella liability policy having a limit of liability of not less than $5,000,000.00. Such insurance shall include coverage for "Fire Legal" liability with respect to the Premises and coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Lessee of owned, non-owned or hired automobiles and other vehicles for limits not less than that specified above.

         9.7 Neither Lessee nor any of the Lessee Parties shall cause the Premises or the Building, or any part thereof to be damaged by fire or other casualty such that Lessor's right to insurance proceeds from such casualty are rendered void. If Lessee or any of the Lessee Parties cause such damage to the Building or the Premises such that Lessor's right to insurance proceeds are void, Lessee shall be fully responsible, to the extent not covered by insurance, for repairing, restoring, or paying for the damage as Lessor shall reasonably direct and this Lease shall remain in full force and effect without reduction or abatement of rent.

10.      ALTERATIONS AND IMPROVEMENTS.

         10.1 Without the prior written consent of Lessor which shall not be unreasonably withheld, conditioned or delayed, Lessee shall not make alterations, additions or improvements in or to the Premises or install and attach fixtures in and to the Premises, except that Lessee, without the prior written consent of Lessor, shall be entitled to make interior alterations, additions or improvements to the Premises not affecting the structure of the Building so long as Lessee (i) delivers to Lessor prior written notice of and a description of such minor interior alterations, additions or improvements, (ii) updates, at Lessee's sole cost and expense, Lessor's as-built plans and specifications of the Premises to reflect such alteration, addition or improvement which costs and expenses shall be at commercially reasonable rates, and (iii) restores the Premises on or before the expiration or earlier termination of the Lease Term to the condition they were prior to such alteration, addition or improvement, unless Lessor shall have agreed that such alterations, additions or improvements need not be removed. As a condition to Lessor's consent to alterations, additions or improvements, with respect to which Lessee is



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required to obtain Lessor's consent, Lessor may elect that any or all installations made or installed by or on behalf of Lessee be removed at the end of the Lease Term, and, if Lessor so elects, it shall be Lessee's obligation to restore the Premises to the condition they were prior to the alterations, additions, or improvements on or before the expiration or other termination of this Lease. Such removal and restoration shall be at the sole expense of Lessee. All alterations, additions, or improvements made, installed in, or attached to the Premises by Lessee, upon the consent specified above, shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with plans and specifications approved by Lessor, all applicable laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions. Prior to the commencement of any such work, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers' compensation insurance and public liability insurance, all in amounts satisfactory to Lessor, are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform the work.

         10.2 During the Lease Term, Lessee shall keep the Premises free from all liens, rights to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Property at the request of Lessee. Whenever and so often as any such lien shall attach or claims therefor shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Lessee, Lessee shall, within fifteen (15) days after Lessee has notice of the claim for lien, cause it to be discharged of record, which discharge may be accomplished by deposit or bonding proceedings. If Lessee shall fail to cause the lien to be discharged within the fifteen-day period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien by deposit or bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor together with interest thereon from the date it was paid by Lessor. Lessee shall not have the authority to subject the interest or estate of Lessor to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Lessee, and all persons contracting with Lessee are hereby charged with notice that they must look to Lessee and to Lessee's interest only to secure payment.

         10.3 All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture, shop equipment and other trade fixtures and property of Lessee that may be removed from the Premises without material alteration put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury. Further, notwithstanding anything contained herein to the contrary, Lessor shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Lessee, or any of the Lessee's licensees, agents, invitees, customers, servants, employees, contractors or subcontractors (herein collectively called "Lessee Parties"), or any other person, and such improvements shall be on the Premises at the risk of Lessee only.

         10.4 In the event Lessor makes any capital investment, major structural repairs or improvements in or to the Premises or Building (of which Lessor shall deliver prior notice to Lessee) which are required due to any negligence by Lessee or any of the Lessee Parties or any breach by Lessee of its obligations hereunder, any and all cost and expenses incurred by Lessor in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Lessee under this Lease and shall be paid to Lessee in full on demand of Lessor, together with interest thereon from the date of the demand. The foregoing notwithstanding, if such capital investment relates to a condition, the repair of which is Lessee's responsibility hereunder, Lessor shall not make such repair unless Lessor has given Lessee notice of such repair and Lessee has failed to diligently and in good faith to pursue such repair or fails to complete such repair within thirty (30) days of notice from Lessor.

11.      ASSIGNMENT OR SUBLETTING.

         11.1 Lessee may assign this Lease or sublet or allow any other person, firm, or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor. No assignment or subletting (with or without the consent of Lessor) shall release Lessee from its obligations under this Lease.

         11.2 If Lessee shall assign this Lease or sublet the Premises, the acceptance by Lessor of the Amount Due from any person claiming as assignee, sublessee, or otherwise shall not be construed as a waiver of the right of Lessor thereafter to collect any rent from Lessee, it being agreed that Lessor may at any time accept any Amount Due under this Lease from any person offering to pay it without thereby acknowledging the person so paying as lessee in place of Lessee herein named, and without releasing Lessee from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Amount Due, but it shall be taken to be a payment on account by Lessee.

12.      DEFAULTS.

         12.1 In the event that (i) Lessee shall fail to pay the Base Rent or any amounts payable to Lessor as reimbursement of insurance premiums for insurance policies maintained by Lessor in accordance with Section 9.1 hereof, or any part thereof, within five (5) days after its due date, which failure is not cured within five (5) days after receipt of notice of such failure from Lessor, or (ii) Lessee shall fail to pay any Amounts Due (other than Base Rent or such insurance premiums described in the preceding clause) within thirty (30) days of receipt of notice that the same is due, or (iii) Lessee shall fail to comply with any of the terms, covenants, conditions, or agreements herein contained or any of the rules and regulations now or hereafter established for the government of the Building, which failure is not cured within thirty (30) days after receipt of notice of such failure from Lessor, or (iv) Lessee shall fail to comply with any term provision, condition, or covenant of any other agreement between Lessor and Lessee, which failure is not cured within thirty (30) days after receipt of notice of such failure from Lessor, or (v) Lessee commits any default or breach as defined in any other provision of this lease, which default or breach is not cured within thirty (30) days after receipt of notice of such default or breach from Lessor (provided, however, that if any default by Lessee described in clauses (iii), (iv) or (v) above cannot reasonably be cured within thirty (30) days, then so long as Lessee shall promptly commence and thereafter diligently and in good faith pursue the cure of such default to completion, Lessee shall not be deemed to be in default hereunder), then Lessor shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this Lease:

              12.1.1 Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately, and recover all sums owing and unpaid as of the date of termination and the unpaid rent. If Lessee refuses to surrender or deliver possession of the Premises to Lessor, Lessor may without notice enter into and upon the Premises, or any portion thereof, and take possession of and repossess the Premises and expel and remove the Lessee and its effects from the Premises, without being liable for prosecution and damages therefore, and without prejudice to any other remedy Lessor may have at law or equity;

              12.1.2 Without terminating this Lease, retake possession of the Premises and rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Lessor from any reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee; second, to the payment of any reasonable costs and expenses of the reletting, including but not limited to brokerage fees, attorneys' fees and costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Lessee shall pay any deficiency to Lessor, as often as it shall arise, on demand;

              12.1.3 Correct or cure the default and recover any amount expended in so doing, together with interest thereon until paid;

              12.1.4 Recover any and all costs incurred by Lessor resulting directly, indirectly, approximately, or remotely from the default, including but not limited to reasonable attorneys, fees actually incurred and calculated at such attorneys' standard hourly rates.

         12.2 Intentionally Deleted

         12.3 In the event of a default or threatened default under this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including without limitation, injunction and specific performance.

         12.4 Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed to construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

13. BANKRUPTCY. The filing or preparation for filing by or against Lessee of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Lessee is insolvent, bankrupt, or an issuance of an order for relief with respect to Lessee under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the execution by Lessee of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the chronic failure or inability of Lessee to pay its debts as they mature, or the levying on under execution of the interest of Lessee under this Lease, or the filing or preparation for filing by Lessee of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, shall automatically constitute a default in this Lease by Lessee for which Lessor may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Lessor in
Section 12 hereof; provided, however, that if such petition be filed by a third party against Lessee, and Lessee desires in good faith to defend against the petition and is not in any way in default of any obligation hereunder at the time of filing the petition, and Lessee within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed.

14.      DAMAGE AND CONDEMNATION.

         14.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but not to such an extent that repairs and rebuilding cannot reasonably be completed within two hundred forty (240) days of the date of the event causing the damage, Lessor shall and to the extent insurance proceeds therefore are paid by the insurance company, diligently and in good faith and as soon as practicable repair and rebuild the Premises. Without limiting in any respect the foregoing, Lessor and Lessee shall promptly after such casualty and in good faith meet and consult with each other and Lessor shall estimate reasonably the time necessary to restore such Premises to the condition prior to such casualty and Lessor agrees to use good faith and diligent efforts to complete such restoration within such period so reasonably estimated by Lessor. During such repair and rebuilding, this Lease shall remain in full force and effect, but Lessor may to the extent actually and reasonably necessary require Lessee temporarily to vacate the portions of the Premises so affected by such restoration activities while they are being repaired and, subject to the provisions of this Section 14.1, rent shall abate during this period to the extent that (i) the Premises are untenantable (including areas in which Lessee is required to vacate) and cannot be used by Lessee for the purposes contemplated in Section 4 hereof and (ii) an amount equal to such abated rent is paid to Lessor under the insurance policies required in Section 9.1.2 hereof; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. Lessor shall keep Lessee informed as to all aspects of the rebuilding and repair work and shall give Lessee notice of estimated completion dates. If the Premises are not repaired, rebuilt, or otherwise made suitable for occupancy by Lessee within the aforesaid two hundred forty (240) day period (or earlier time period estimated by Lessor for completion), Lessee shall have the right, by written notice to Lessor, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If any part of the Premises is damaged such that repairs and rebuilding cannot reasonably be completed within two hundred forty (240) days of the date of the event causing the damage, Lessor or Lessee may by written notice to the other terminate this Lease in which event rent shall be abated for the unexpired Lease Term, Effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises (except in all events Base Rent shall abate to the extent of any portion of the Premises that are untenantable), removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If a casualty occurs during the last three (3) years of the Lease Term and if Lessor shall fail within fourteen (14) days of such casualty to covenant to restore the Premises, then Lessee shall have the right to terminate this Lease within twenty eight (28) days of such casualty in which event rent shall be abated for the unexpired Lease Term, Effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises (except in all events Base Rent shall abate to the extent of any portion of the Premises that are tenantable), removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor, and shall within a reasonable amount of time vacate the Premises. Failure by Lessee or Lessor, as the case may be, to comply with any provision of this Section 14.1 shall subject non-complying party to such costs, expenses, damages, and losses as the other party may incur by reason of non-complying party's breach hereof.

         14.2 In the event the Premises shall be taken, in whole or in such substantial part that the remaining portion of the Premises cannot be reasonably used by Lessee as contemplated under this Lease, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any such substantial part that the remaining portion of the Premises cannot be reasonably used as contemplated under this Lease, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises or any portion thereof, then Lessor or Lessee, at its option, may terminate this Lease upon ten (10) days' prior written notice to the other and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. Additionally, if Lessee reasonably and in good faith determines that such taking materially and adversely affects Lessee's ability to use the Premises as contemplated hereby, Lessee may within fourteen (14) days of such taking terminate this Lease. Lessor and Lessee shall each have the right with respect to their separate interests to appear and to claim and recover from the condemning authority such damages suffered by each party respectively. Lessee shall execute and deliver any instruments, at the expense of Lessor, that Lessor may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the lands and Premises, or any portion thereof. Lessee shall vacate the Premises, remove all Lessee's personal property therefrom and deliver up peaceable possession thereof . Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee or Lessor, as the case may be, to comply with any provisions of this
Section 14.2 shall subject the non-complying party to such costs, expenses, damages, and losses as the other party may incur by reason of the non-complying party's breach hereof. If this Lease is not terminated under this Section 14.2, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall, at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises within a period of two hundred ten
(210) days after the date of the physical taking, and such restoration and reconstruction shall-make the Premises reasonably tenantable and suitable for the general use being made by Lessee prior to the taking; provided, however, Lessor shall receive any award of or condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed the restoration and reconstruction on or before two hundred ten (210) days after the date of physical taking so that the Premises are not reasonably tenantable and suitable for the general use being made by Lessee prior to the taking, Lessee, in addition to any other rights and remedies Lessee may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable hereunder shall be equitably adjusted both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term.

         14.3 In the event that during the Lease Term, any governmental authority or the order or decree of any court, requires Lessee to repair, alter, remove, reconstruct or improve (herein collectively called "Repairs") any part of the Premises, then the Repairs (to the extent such Repairs were not a result of the Premises' noncompliance with applicable laws in effect at the Commencement Date) shall be effected promptly at the sole cost and expense of Lessee and there shall not be any abatement of rent. If such Repairs relate to the structure of the Building, then Lessor in good faith and diligently shall perform such Repairs and there shall be no abatement of rent and Lessor shall use good faith efforts so as not to unreasonably interfere with Lessee's use of the Premises.

15.      TAXES.

         15.1 Lessee shall pay all taxes, assessments, and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments therefore (herein called "Impositions"), levied, assessed, or otherwise imposed by any lawful authority or payable with respect to the Premises, excluding any income tax imposed upon Lessor except as provided in Section 15.2 hereof, and relating to the Lease Term. Any taxes or assessments relating to the Premises and for the year in which the Commencement Date occurs (including those under the Protective Covenants) shall be pro rated between Lessor and Lessee as of the Commencement Date and as of the Expiration Date.

         15.2 If at any time during the Lease Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed a tax, assessment, levy, fee or other charge: (i) on or measured by the rents received therefrom; (ii) measured by or based in whole or in part upon the Premises and imposed on Lessor; or (iii) measured by the rent payable by Lessee under this Lease, then all such taxes, assessments, levies, impositions, charges, or fees or the part thereof so measured or based, shall be deemed to be included within the definition of "Impositions". The tax, levy or other imposition to which reference is made hereinabove shall include sales, excise, or similar taxes, but shall not include any net income, franchise, estate or inheritance taxes imposed on Lessor.

         15.3 If Lessee fails to pay any Imposition required to be paid by Lessee by the terms of this Lease and Lessor pays the same, Lessee shall pay to Lessor, as additional rent, any interest or penalty incurred by Lessor due to Lessee's failure to pay such Imposition in a timely manner. The foregoing is in addition to and not a limitation of any other remedies of Lessor provided in this Lease.

         15.4 In the event that a tax or assessment attributable to environmental protection legislation, as distinguished from a tax or assessment in the nature of a real estate property tax, is imposed upon Lessor by a governmental authority having jurisdiction over the Premises, which tax or assessment is attributable to a portion of the Premises being parking facilities available to the Lessee and the Lessee Parties, such tax or assessment shall be included within the definition of "Impositions".

         15.5 Lessor shall diligently and in good faith use reasonable efforts to minimize the Impositions levied against the Premises, including, without limitation, retaining a property tax consultant acceptable to Lessor. Lessee shall have the right diligently and in good faith to use reasonable efforts to contest and minimize the Impositions levied against the Premises.

16. LIABILITY OF LESSOR AND LESSEE. Notwithstanding that joint or concurrent liability may be imposed upon Lessor by law, Lessee shall indemnify, defend, and hold harmless Lessor, at Lessee's expense, against (a) any default by Lessee or permitted subtenant hereunder; (b) any act or negligence of Lessee or any of the Lessee Parties; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Lessor or its agents, contractors, employees or invitees. Moreover, Lessor shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Lessee or any of the Lessee Parties, Lessee, or any of the Lessee Parties arising from any use or condition of the Premises, or any sidewalks, entranceways, or parking areas serving the Premises, or the act or neglect of covenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise not resulting from the negligence or misconduct of Lessor, its agents, contractors, employees or invitees.

Lessor shall indemnify, defend, and hold harmless Lessee, at Lessors expense, against (a) any default by Lessor hereunder, (b) any act of negligence of Lessor, and (c) all claims for damages to persons or property negligently caused by Lessor. After the Commencement date and except for the construction and warranty obligations of Lessor in Sections 7.5 and 40 hereof, Lessee expressly agrees to look solely to Lessor's interest in the Premises (including rents, profits and, notwithstanding the last sentence in Section 9.2, insurance proceeds therefrom) for the recovery of any judgment against Lessor, it being agreed that Lessor (and its partners and shareholders) shall never be personally liable for any such judgment.

17.      RIGHT OF ENTRY.

         17.1 Lessor reserves the right upon reasonable notice to Lessee, except in the case of emergencies where no notice shall be required, for itself, its mortgagees, or other respective agents and duly authorized representatives, to enter and be upon the Premises at any time and from time to time to inspect the Premises provided that Lessee may be present during any inspection.

         17.2 After reasonable notice to Lessee, Lessee shall permit Lessor or Lessor's agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers or tenants.

18. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease or if this Lease should terminate for any cause, if Lessee or any of the Lessee Parties or any other person should leave any property of any kind or character in or upon the Premises, the fact of the leaving of property in or upon the Premises shall be conclusive evidence of the intent by Lessee or such person to abandon the property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Lessor, its agents, or attorneys, shall have the right and authority without notice to Lessee or anyone else except as required by law, to remove and destroy, store, sell, or otherwise dispose of, the property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all expenses incurred in the removal and destruction, storage, sale or other disposition of the property less any proceeds received by Lessor from the sale of such property. The property removed or the proceeds from the sale or other disposition thereof shall belong to the Lessor as compensation for the removal and disposition of the property.

19.      OTHER INTERESTS.

         19.1 This Lease and Lessees interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are hereinafter called the "Mortgage"); provided, however, that with respect to that certain deed to secure debt from Lessor to Lenox Towers and any Mortgage hereinafter granted, such subordination is conditioned upon delivery to Lessee of a non-disturbance agreement in the form attached hereto as Exhibit "B" and by this reference incorporated herein and made a part hereof, and Lessee agrees that if a potential lender objects to the form of the non-disturbance agreement attached hereto as Exhibit "B" then Lessee shall in good faith consider alternative forms of non-disturbance agreements (but shall not be obligated to accept such alternative forms) to the extent required by such potential lender. This clause shall be self-operative and no further instrument of subordination need be required by any holder of any Mortgage. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof, and, in the event of a failure so to do, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

         19.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, and except as provided to the contrary herein Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor and provided that Lessor agrees that in no event shall Lessor be relieved from its construction obligations under Section 40 hereof. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

         19.3 Lessor represents and warrants to Lessee that as of the date hereof Lessor owns fee simple title to the Premises subject only to the matters set forth as exceptions in Lessor's commitment for title insurance insuring the Premises from Chicago Title Insurance Company, dated July 16, 1994, Commitment Number 07617.02, as endorsed by Endorsement 1 and as endorsed by Endorsement 2 (herein called the "Title Commitment") and subject to the deed to secure debt from Lessor to Lenox Towers.

20. LESSEE'S TRANSFER OF STOCK OR ASSETS. Lessee shall not cause or allow the dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of capital stock of Lessee, or the sale of the assets of Lessee such that Lessee or such surviving entity is financially unable to perform its obligations under this Lease.

21. POSSESSION. Lessor shall deliver to Lessee actual possession of the Premises upon "substantial completion" of the Premises in accordance with
Section 40 hereof.

22. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Lessee after the expiration or sooner termination of this Lease, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as Base

Rent for the period of the hold over an amount equal to one and one half (1 1/2%) times the Base Rent which would have been payable by Lessee under Section
2.1 hereof had the holdover period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Amount Due under this Lease. The rent payable by Lessee during the holdover period shall be payable to Lessor on demand. If Lessee holds over as a tenant at sufferance, Lessee shall vacate and deliver the Premises to Lessor upon demand. In the event Lessee fails to surrender the Premises to Lessor upon expiration or other termination of this Lease or of such tenancy at sufferance, then Lessee shall indemnify Lessor against any and all loss or liability resulting from any delay of Lessee in surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorneys' fees related thereto.

23. NO WAIVER. Lessee understands and acknowledges that no assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof.

24. BINDING EFFECT. All the terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Lessor and Lessee or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 11 hereof.

25. COMPLIANCE WITH RESTRICTIVE COVENANTS. In addition to and without in any way limiting any of the other provisions of this Lease, Lessee shall comply with any protective or restrictive covenants now or hereafter of record against the Building or the Property, including, without limitation, that certain Declaration of Covenants, Conditions, Restrictions and Easements for Technology Park North, dated February 11, 1994 and recorded in Deed Book 10243, page 118, Gwinnett County, Georgia records (herein the February 11, 1994 declaration is called the "Protective Covenants"), as the same may be amended or modified on a nondiscriminatory basis from time to time (a copy of which is attached hereto as Exhibit "C") and to the provisions of all rules, regulations, guidelines and procedures established, adopted or promulgated pursuant to the Protective Covenants; provided that Lessee shall not be required to comply with any such amendment or modification to the Protective Covenants to the extent such amendment or modification imposes a greater restriction on the use or development of the Premises. Lessor represents and warrants that the Protective Covenants have not been amended as of the date hereof and that any other restrictive covenants encumbering the Premises have not been amended as of the date hereof except as provided in the Title Commitment. Lessee shall pay when due any and all nondiscriminatory assessments charged, levied or assessed against the Land or the Building under such Protective Covenants. Lessor represents and warrants to Lessee that to the best of Lessor's actual knowledge, the current assessments under the Protective Covenants are approximately Five Hundred Dollars ($500) per acre per year. Lessee acknowledges that such assessments are subject to change. If because of an amendment to the Protective Covenants or any other restrictive covenants encumbering the Premises as of the date hereof Lessee's financial obligations thereunder are materially increased, Lessor shall pay such increased costs, provided that such obligation of Lessor shall in no event apply to increased financial obligations under the Protective Covenants because of an increase in Assessments (as defined in the Protective Covenants) resulting from an increase in the underlying costs relating thereto. Lessor, at its sole cost and expense, shall be responsible for causing the Premises, Building and initial landscaping relating thereto to comply with the Protective Covenants or any other restrictive covenants encumbering the Premises as of the date hereof.

26. SIGNS. Except for that signage identified on Exhibit "D" attached hereto and by this reference incorporated herein and made a part hereof, which has become approved by Lessor. Lessee shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the common areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Lessor therefor which shall not be unreasonably withheld, delayed or conditioned. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and protective covenants applicable regulations, deed restrictions, and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Lessee's Signs.

27. ESTOPPEL CERTIFICATE. Lessee and Lessor shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from the other, execute, acknowledge, and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging that Lessee is paying rent on a current basis with no offsets of claims (or specifying the offsets or claims if there are any claims), and that there are not, to such certifying party's knowledge, any uncured defaults on the part of the other hereunder (or specifying the offsets, claims, or defaults, if any are claimed), and such other information reasonably required by Lessor. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrance of all or any portion of the Building or by any other person to whom it is delivered.

28. SEVERABILITY. The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect.

29. ENTIRE AGREEMENT. Lessee acknowledges that there are no covenants, representations, warranties, or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Lessor and Lessee.

30. CUMULATIVE REMEDIES. In the event of any breach, or threatened breach by Lessee of any of the covenants or provisions hereto, Lessor shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or to damages and the right to invoke any remedy allowed in law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Lessor reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Lessor by law.

31. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or when received if delivered by the United States Mail, return receipt requested, or overnight courier addressed to the parties at the respective addresses set out below:

         If to Lessee:     Melita International
                           6630 Bay Circle
                           Norcross, Georgia  30071

         If to Lessor:     Technology Park/Atlanta, Inc.
                           Suite 300
                           40 Technology Park/Atlanta
                           Norcross, Georgia  30092

or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class certified mail, return receipt requested a copy of the service or notice to Lessee at the last known address of Lessee.

32. RECORDING. This Lease, or any portion hereof, shall not be recorded unless both parties hereto agree to the recording.

33. ATTORNEYS' FEES. Lessee agrees to pay Lessor's reasonable attorneys' fees actually incurred at standard rates and any costs and expenses which Lessor incurs in enforcing any of the obligations of Lessee under this Lease, if Lessor prevails in such proceedings.

34. HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead and exemption.

35.      TIME OF ESSENCE. Time is of the essence of this Lease.

36. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Lessor and Lessee has only a usufruct not subject to levy and sale.

37. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent or any other account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept the check or payment without prejudice to Lessor's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

38. BROKERS' FEES. Lessee and Lessor each warrant and represent to the other that it has had no dealings with any broker or agent in connection with this Lease other than Ackerman & Company and Lessor covenants to pay Ackerman & Company its commission pursuant to separate written agreement and Lessor shall indemnify and hold Lessee harmless from any liability relating to claim for a commission by Ackerman & Company, and each party hereto shall, hold harmless and indemnify the other from and against any and all costs, expense, or liability for any compensation, commissions, and charges claimed by any broker or agent (other than Ackerman & Company) claiming to have been engaged by the indemnifying party with respect to this Lease or negotiations thereof. Lessee represents and warrants that it has not incurred any obligation to Ackerman & Company for any commission or fee with respect to the Lease.

39.      MISCELLANEOUS.

         39.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

         39.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

         39.3 This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

         39.4 This Lease may be executed in counterparts which shall be construed together as one instrument.

         39.5 Whenever Lessor's or Lessee's consent or approval is required herein, such consent and approval shall not be unreasonably withheld, conditioned or delayed.

40.      CONSTRUCTION OF IMPROVEMENTS.

         40.1 Lessor and Lessee have approved and do hereby approve the preliminary plans for the Premises identified on Exhibit "E", attached hereto and by this reference incorporated herein and made a part hereof (herein called the "Preliminary Plans").

         40.2 Lessor, at its sole cost and expense, shall cause detailed plans and specifications for the interior, exterior and basic structure of the Building and the landscaping of the Land (herein called the "Plans") to be prepared by Kohl, Gramigna Architects, Inc. (herein called the "Architect") based upon and in accordance with the Preliminary Plans and to be delivered to Lessee on or before September 14, 1994 (which date shall be extended one (1) day for every day after August 8, 1994 that this Lease has not been fully executed). Lessor, Lessee and the Architect shall meet generally once a week to discuss and consult with each other concerning the Plans and their preparation. Lessor and Lessee shall cooperate in good faith to resolve any objections expressed by Lessee to the Plans. If the Plans are not finally approved by Lessee on or before September 19, 1994 (which date shall be extended one (1) day for every day after August 8, 1994 that this Lease has not been fully executed) then (i) Lessee may at any time terminate this Lease (so long as the parties have not subsequently approved the Plans) by written notice thereof to Lessor and (ii) if the Plans are substantially in accordance with the Preliminary Plans (or any changes requested by Lessee) Lessor may terminate this Lease (so long as the parties have not subsequently approved the Plans) after the later of September 19, 1994 (which date shall be extended one (1) day for every day after August 8, 1994 that this Lease has not been fully executed) or the date that is five (5) days after Lessor delivers the Final Plans to Lessee, whereupon in the event the Plans are substantially in compliance with the Preliminary Plans (or any changes requested by Lessee) and if Lessor delivered the final Plans to Lessee on or before September 14, 1994 (as extended aforesaid) then Lessee shall promptly reimburse Lessor for expenses incurred by Lessor in connection with the preparation of said Plans and thereafter this Lease shall terminate and be of no further force and effect. A complete set of the final Plans, as and when finally approved by both Lessor and Lessee, shall be initialed on each page by an officer of Lessor and Lessee, shall be deemed thus incorporated in and made a part of this Lease and shall be herein called the "Plans." Lessor shall cause three (3) copies of the Plans to be delivered to Lessee.

         40.3 Lessor shall commence construction of the improvements of the Premises in accordance with such Plans within twenty (20) days after such Plans are finally approved by Lessor and Lessee.

         40.4 No amendments to the Plans will be implemented without the written approval of both Lessor and Lessee, which approval Lessor and Lessee each agree not unreasonably to withhold or delay (disapproval by the holder of any Mortgage shall be deemed a reasonable basis for disapproval) (herein such amendments are called "Change Orders"). Any proposed Change Order to the Plans shall be submitted by the proposing party to the other party in writing and shall be approved or rejected in writing within ten (10) days after receipt thereof by the non-proposing party. With respect to any Change Order proposed by Lessee, Lessee shall pay any "additional construction costs" which are attributable to such Change Order as follows:

                  40.4.1 With respect to the first $10,000.00 (in the aggregate) of additional construction costs which are attributable to a Change Order or Change Orders proposed by Lessee, Lessee shall pay such additional construction costs to Lessor upon the Completion Date.

                  40.4.2 With respect to any additional construction costs greater than $10,000.00 in the aggregate which are attributable to a Change Order or Change Orders proposed by Lessee, Lessee shall pay to Lessor such additional construction costs prior to commencement by Lessor of construction required under such Change Order or Change Orders.

         As used herein, "additional construction costs" means the total cost incurred by Lessor attributable to such Change Order including, without limitation, architectural, engineering and design fees, the amount charged to Lessor by its contractor, all construction related costs, the costs of any insurance premiums which are required with respect to the construction of the improvements, the costs of sales or use taxes with respect to materials brought to the Premises, the costs of all administrative, profit or overhead allowances charged by the contractor and Lessor's indirect project management costs not to exceed ten percent (10%) of total project costs that are greater than $10,000.00 (attributable to such Change Order or Change Orders).

         40.5 Lessor shall substantially complete the Premises on or before the date that is two hundred twenty-five (225) days after the date on which the Plans are approved by Lessee in writing (herein called the "'Completion Date"). The Completion Date shall be extended to the extent construction or completion of construction is delayed (i) by reason of force majeure as set forth in
Section 8 hereof making the construction of the Premises impractical or delaying the same, or (ii) by amendments to the Plans requested by Lessee, or (iii) by reason of any other act or omission of Lessee, its contractors, employees and agents that actually delay construction of the Premises and for which Lessor shall promptly notify Lessee in writing, but shall not be extended for any reason, except Change Orders, past the date that is one hundred eighty (180) days after the Completion Date (herein called the "Final Date of Completion"). In the event construction of the Premises is not "substantially completed" on or before the date that is thirty (30) days after the Completion Date, as extended as aforesaid, Lessor shall pay Lessee as its sole remedy and as liquidated damages the sum of $1,000.00 for each day that the Premises are not substantially completed after the date that is thirty (30) days after the Completion Date, as extended as aforesaid. If the Premises are not "substantially completed" on or before the Final

Date of Completion, this Lease at the option of Lessee shall terminate and be of no further force and effect.

         40.6 The term "substantially completed," "substantially complete," or "substantial completion" as used in this Lease shall mean completed substantially in accordance with the Plans, as amended as provided herein, to the extent that the Premises, may be occupied by Lessee subject to a normal punchlist of incomplete items which taken individually or in the aggregate do not materially or substantially interfere with Lessee's intended use of the Premises. In no event, however, shall the Premises be deemed to be substantially complete until Lessor has furnished Lessee with a validly issued certificate of occupancy from the appropriate governmental authorities required to allow Lessee initially to occupy and use the Premises.

         40.7 Lessor shall notify Lessee in writing on the date that Lessor believes the Premises to be "substantially completed" in accordance with the Plans, as amended in accordance with the terms hereof. Upon the substantial completion of improvements as provided herein, Lessor shall notify Lessee of such completion, and the Architect hereto within three (3) days after such notice shall perform a walk-through inspection of the Premises. During such inspection the parties shall prepare a punchlist of defective or incomplete items, if any, which items Lessor shall correct within ninety (90) days after the date of such inspection. Upon substantial completion, Lessor shall deliver to Lessee and Lessor shall cause the Architect to deliver to Lessee, written certification, (a) that, the Plans are complete, that, the Plans provide for the Premises to be constructed in accordance with all applicable zoning, building and other occupancy laws and all other applicable laws, rules and regulations and that, the Plans provide for a complete properly functioning building in accordance with normal architectural design standards for a building comparable to the Premises, (b) that (to the best of the Architect's knowledge) the Plans have received all requisite approvals under the Protective Covenants and (c) that, to the best of the certifying party's knowledge after diligent inquiry, the Premises have been substantially completed in accordance with the Plans subject only to the agreed upon punchlist items. Additionally, upon substantial completion of the Premises Lessor shall deliver to Lessee a certificate from an exterminating company chosen by Lessor, stating that the Premises are free from termite infestation.

         40.8 Notwithstanding anything to the contrary contained herein, the Commencement Date, and therefore the date on which the payment of rent commences hereunder, shall be accelerated by the number of days, if any, "substantial completion" (i) is delayed due to amendments to the Plans requested by Lessee, or (ii) is otherwise delayed if such delay is actually caused by Lessee, its contractors, employees, or agents, and Lessor shall so notify Lessee.

         40.9 Upon the Commencement Date, Lessor shall assign to Lessee, to the extent assignable, all guarantees and warranties given by third parties to Lessor and relating to items in the Premises the maintenance of which is the obligation of Lessee hereunder; provided, however, that to the extent any such guarantees and warranties are in effect after the expiration of the Lease Term, Lessee shall assign the expiration of the Lease Term to Lessor prior to such guarantees and warranties.

         40.10 Lessor agrees to obtain three (3) competitive bids from general contractors to construct the Premises in accordance with the Plans. Upon receipt of the bids, Lessor shall deliver to Lessee copies of each of the bids for Lessee's review. Lessor agrees to accept the lowest bid it receives. In the event the lowest bid is for a total contract sum of less than $3,300,000.00, the Base Rent due under this Lease shall be reduced by an amount equal to the amount by which the bid is less than the $3,300,000 divided by 120.

41.      PARKING AREAS.

         41.1 Lessor shall provide Lessee with parking spaces on the Land in accordance with the Plans. Such parking spaces shall be for the exclusive use of Lessee and the Building.

         41.2 Lessee acknowledges and agrees that the Premises, including, without limitation, lawns, gardens, parking areas, sidewalks and driveways, shall at all times be subject to the exclusive control and management of Lessee. Lessee shall, at all times and at its sole cost and expense, operate and maintain the areas referred to above free from all litter, dirt, debris and obstructions, and in a clean and sanitary condition.

         41.3 Lessee, for itself and the Lessee Parties, acknowledges and agrees that its indemnification of Lessor set forth in Section 16 hereof shall extend to and include any occurrence upon or within the lawns, gardens, sidewalks, driveways and parking lots of the Premises, and the insurance required to be obtained and maintained in force by Lessee shall extend to and include the occurrences involving Lessee and any of the Lessee Parties upon or within the lawns, gardens, sidewalks, driveways and parking lots of the Premises, to the full extent of Lessee's insurable interest therein.

         41.4 Lessee shall cooperate fully with Lessor in the enforcement of any reasonable and nondiscriminatory program of rules and regulations designed for the orderly control and operation of parking areas.

42. OPTION TO EXTEND. Provided that Lessee is not in default hereunder (after the expiration of any applicable grace and cure periods) on the last day of the initial Lease Term hereof and is in possession of the Premises and if the Lease is then in full force and effect, Lessee shall have the (hereinafter called the "First Option") to extend the Lease Term hereof for a period of three
(3) years after the last day of the initial Lease Term (herein called the "First Extended Lease Term"). Provided that Lessee has exercised the First Option as provided above, is not in default hereunder on the last day of the First Extended Lease Term and is in possession of the Premises and if the Lease is then in full force and effect, Lessee shall have a second option (herein called the "Second Option") to extend the Lease Term hereof for an additional period of three (3) years after the last day of the First Extended Lease Term (herein called the "Second Extended Lease Term"). Provided that Lessee has exercised the Second Option as provided above, is not in default hereunder on the last day of the Second Extended Lease Term and is in possession of the Premises and if the Lease is then in full force and effect, Lessee shall have a third option (herein called the "Third Option") to extend the Lease Term hereof for an additional period of three (3) years after the last day of the Second Extended Lease Term (herein called the "Third Extended Lease Term"; the First Extended Lease Term, the Second Extended Lease Term and the Third Extended Lease Term are hereinafter collectively called the "Extended Lease Terms"). All terms and conditions of this Lease shall apply during each Extended Lease Term except that Lessee's Annual Base Rental and Base Rent shall he determined in accordance with Section
42.1 hereof. The First Option shall be exercised by written notice from Lessee to Lessor given on or before the date that is twelve (12) months prior to the expiration of the initial Lease Term, the Second Option shall be exercised by written notice from Lessee to Lessor given on or before twelve (12) months prior to the expiration of the First Extended Lease Term and the Third Option shall be exercised by written notice from Lessee to Lessor given on or before twelve (12) months prior to the expiration of the Second Extended Lease Term.

         42.1 The Annual Base Rental rate under this Lease for the Extended Lease Terms shall then be determined as follows:

              42.1.1 Upon Lessee's written request prior to the required exercise date of any option, Lessor shall promptly deliver written notice to Lessee of Lessor's estimation of the fair market rental rate and shall negotiate in good faith with Lessee in an attempt to agree upon such fair market rental rate. The Annual Base Rental under this Lease shall be an amount equal to ninety-five percent (95%) of the then "fair market rental rate," as hereinafter defined, as agreed upon by Lessor and Lessee not later than forty-five (45) days after Lessee's delivery to Lessor of written notice exercising the First Option, Second Option or Third Option, as appropriate. In the event Lessor and Lessee are unable to agree upon the definition of the fair market rental rate prior to the required exercise date, then the Annual Base Rental for the Extended Lease Terms shall be an amount equal to the then "fair market rental rate," as hereinafter defined and established. The phrase "fair market rental rate" shall mean the annual rental rate (projected to the date of the commencement of the Extended Lease Terms) which Lessee would expect to pay and Lessor would expect to receive under leases for space of comparable size and quality to the Premises for comparable office buildings in the north suburban Atlanta, Georgia area and as provided for in, and upon terms and conditions comparable to, this Lease (including the three (3) year lease term) covering premises similar to the Premises and taking into account any concessions offered by landlords for such comparable space to the Premises, including without limitation, rental concessions, tenant improvement and design allowances and similar concessions. If Lessor and Lessee have not reached agreement on a fair market rental rate and executed an amendment to this Lease setting forth such agreement on or before the date that is forty-five (45) days after Lessee's delivery to Lessor of written notice exercising the First Option, the Second Option or the Third option, as appropriate, and Lessee still desires to extend the term of this Lease, then, within ten (10) days after that date, each party shall appoint and employ, a real estate professional to appraise and establish the "fair market rental rate". The two real estate professionals, thus appointed, shall meet promptly and attempt to agree upon and establish said rate or, upon failing to do so, shall then jointly designate a third real estate professional within ten (10) days of the appointment of the last two real estate professionals. If they are unable to agree upon the third real estate professional, either of the parties, after giving five (5) days' notice to the other, may apply to a judge of the Superior Court of Gwinnett County, Georgia (to whose jurisdiction for this limited purpose both Lessor and Lessee hereby consent) for the selection of a third real estate professional. Each of bear the parties shall bear one-half (1/2) of the cost of the appointment of the real estate professionals. Within thirty (30) days after the selection of the third real estate professional, the real estate professionals shall agree upon the "fair market rental rate". If the real estate professionals are unable to agree within the stipulated time, then each of the real estate professionals shall independently estimate the fair market rental rate. Any rate that is more than ten (10%) percent different from the middle estimate shall be disregarded, and the remaining estimates shall be averaged to determine the fair market rental rate. In any of said events, the determination so chosen shall be final, conclusive and binding upon both Lessor and Lessee.

                  42.1.2 Notwithstanding the foregoing, (i) the Annual Base Rental for the first Lease Year of the First Extended Lease Term shall not exceed an amount equal to $667,528.51 (one hundred five percent (105%) of the Annual Base Rental for Lease Year 10), (ii) the Annual Base Rental for the second Lease Year of the First Extended Lease Term shall not exceed an amount equal to $680,879.08 (one hundred two percent (102%) of the Annual Base Rental for the first Lease Year of the First Extended Lease Term), and (iii) the Annual Base Rental for the third Lease Year of the First Extended Lease Term shall not exceed an amount equal to $694,496.66 (one hundred two percent (102%) of the Annual Base Rental for the second Lease Year of the First Extended Lease Term).

         42.2 There shall be no further extensions or renewals of the Lease Term, except as expressly agreed to by the parties hereto in writing.

         42.3 During the Extended Terms, Lessor shall have no obligations to make any alterations or improvements to the Premises.

         42.4 Lessor shall have no obligations in the Extension Terms to pay any building allowances, design allowances or similar items to Lessee.

43. ENVIRONMENTAL CONCERNS. Lessor hereby warrants and represents to Lessee that to the best of Lessor's knowledge there has been no release of a "Hazardous Substance" on or from the Premises, or any part thereof, which has created or which will create an imminent and substantial endangerment to health, welfare or the environment by Lessor or other party acting at the direction or with the consent of Lessor. Lessor has not received notification that it is a potentially responsible party under Section 107 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as a result of the acts or omissions on or in any MANNER AFFECTING THE PREMISES. Lessor has not received notification from any state or local government under any similar provisions of state or local law. As used herein, Hazardous Substance shall mean any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos, PCB's, ureaformaldehyde, or any toxic or hazardous waste or hazardous substances (collectively, "Hazardous Substances"), as those terms are used in (A) the Resources Conservation Recovery Act, as amended by the Hazardous and

Solid Waste Amendments of 1984, 42 U.S.C. Section.Section. 6901 et seq.; (B) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section.Section. 9601 et seq.; (C) the Clean Water Act, 33 U.S.C. Section.Section. 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. Section.Section. 2601 et seq.; (E) the Clean Air Act, 42 U.S.C. Section.Section. 7401 et seq.; (F) any and all applicable environmental laws of the State of Georgia; and (G) any other applicable federal, state or local law governing hazardous substances, as such laws may be amended from time to time (collectively, the "Hazardous Waste Laws"). Lessor shall at all times indemnify and hold harmless Lessee against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by Lessee due to a breach by Lessor of the preceding representation and warranty. Lessee shall at all times indemnify and hold harmless Lessor against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by Lessor under or on account of the Hazardous Waste Laws due to any discharge of Hazardous Substances at the Premises during the Lease Term and not caused by Lessor or the threat of a discharge of any Hazardous Substances at the Premises during the Lease Term and not caused by Lessor. Lessor shall at all times indemnify and hold harmless Lessee against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by Lessee under or on account of the Hazardous Waste Laws due to any discharge of Hazardous Substances at the Premises prior to the Lease Term or caused by Lessor or the threat of a discharge of any Hazardous Substances at the Premises prior to the Lease Term or caused by Lessor.

44. SELF HELP. If Lessor fails to perform any material obligation or duty of Lessor in this Lease and such failure shall continue (in the event of a non-emergency condition) for a period of thirty (30) days after receipt of written notice from Lessee of such failure (in the event of an emergency condition Lessee shall give Lessor such notice as in reasonable and practical under the circumstances), then, without prejudice to any of Lessee's other rights and remedies at law or in equity, provided that Lessor is not then diligently and in good faith pursuing the cure completion of such failure to completion (or in the event of an emergency condition, there exists an imminent threat of material damage to the Premises, Lessee's property or its employees), Lessee may perform such obligation and duty on behalf of Lessor and Lessor shall pay Lessee the reasonable cost of such cure. If Lessor shall fail to pay to Lessee all such costs incurred by Lessee within thirty (30) days of demand by Lessee, then Lessee may offset and deduct such unpaid amounts against the next monthly installments of Base Rent due hereunder.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                     LESSOR:

                                     TECHNOLOGY PARK/ATLANTA, INC., a
                                     Georgia Corporation

                                     By:
                                           ---------------------------------
                                           Richard R. O'Brien
                                           Executive Vice President


                                     [CORPORATE SEAL]




                                     LESSEE:

                                     MELITA INTERNATIONAL CORPORATION, a
                                     Georgia corporation

                                     By:
                                          ----------------------------------
                                          Its:
                                              ------------------------------


[CORPORATE SEAL]

                       ASSIGNMENT AND ASSUMPTION OF LEASE


         This instrument is executed and delivered pursuant to that certain Agreement of Purchase and Sale ("Agreement") dated this 10th day of November, 1995, between TECHNOLOGY PARK/ATLANTA, INC., Georgia corporation, ("Seller") and 5051 PEACHTREE CORNERS CIRCLE, L.L.C., a Georgia limited liability company ("Purchaser") covering the real property described in Exhibit A attached hereto ("Real Property").

         I. Assignment and Assumption of Lease. For good and valuable consideration Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts all of the landlord's right, title and interest in and to all tenant leases (the "Lease") covering the Real Property currently in effect, described on Exhibit B attached hereto and by this reference incorporated herein, and Purchaser hereby assures and agrees to perform all of the landlord's obligations under the Lease arising from and after the date hereof but as to the landlord's obligations with regard to security deposits and other deposits only to the extent the security deposits and other deposits have been transferred or credited to Purchaser;

         II. Warranty. Seller hereby represents and warrants to Purchaser that it is the owner of the lessor's interest under the Lease, that such interest is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Agreement), and Seller warrants and defends title to the above-described lessor's interest unto Purchaser, its successors and assigns, against the claims of all persons claiming by, through or under Seller, subject only to the Permitted Exceptions as defined in the Agreement. Seller has no knowledge of any encumbrance affecting the remaining property conveyed hereby that would prevent Purchaser's use thereof in connection with the operation of the Real Property; Seller's knowledge shall be limited to the actual knowledge of Richard R. O'Brien, with reasonable inquiry.

         III. Indemnities. Seller agrees to defend, indemnify and hold Purchaser harmless from and against any and all claims, losses, damages and liabilities that may be asserted against or incurred by Purchaser which are directly or indirectly caused by or result from any obligations of Seller arising under the Lease occurring prior to the date hereof, including without limitation any failure of Sealer to transfer or credit any security deposit to Purchaser, if any. Purchaser agrees to defend, indemnify and hold Seller harmless from and against any and all claims, losses, damages and liabilities that may be asserted against or incurred by Seller which are directly or indirectly caused by or result from any obligation of Purchaser under the Lease arising after the date hereof, including any default related to tenant security deposits which have been transferred or credited to Purchaser, if any.


AS TO BOTH SIGNATURES, SIGNED, SEALED      SELLER:
AND DELIVERED IN THE PRESENCE OF:
                                           TECHNOLOGY PARK/ATLANTA, INC.

/s/
--------------------------------
Unofficial Witness                         By: /s/  Richard R. O'Brien
                                               ---------------------------------
                                               Name:  Richard R. O'Brien
                                               Title:  Executive Vice President




                                           PURCHASER:
/s/  Regina V. Cleveland
---------------------------------
Notary Public                              5051 PEACHTREE CORNERS CIRCLE, L.L.C.

Commission Date:  August 18, 1999          By:  /s/  Aleksander Szlam
                                                --------------------------------
                                                Name:  Aleksander Szlam
[NOTARY SEAL]                                   Title: Manager__________________



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